Exhibit 99-B.8.22
FORM OF Amendment to ING Partners, Inc.

Shareholder Servicing Agreement
Service Class Shares

This Amendment is dated as of the ___ day of _____________, 200__ by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended March 5, 2002, May 1, 2003 and November 1, 2004 (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule A with the Amended Schedule A attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By:
Name:
Title:

ING Life Insurance and Annuity Company

By:
Name:
Title:

AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:
Annual Rate
ING Aeltus Enhanced Index Portfolio	___%
ING Alger Aggressive Growth Portfolio	___%
ING Alger Capital Appreciation Portfolio	___%
ING Alger Growth Portfolio	___%
ING American Century Small Cap Value Portfolio	___%
ING Baron Small Cap Growth Portfolio	___%
ING Fidelity® VIP Contrafund® Portfolio	___%
ING Fidelity® VIP Equity Income Portfolio	___%
ING Fidelity® VIP Growth Portfolio	___%
ING Fidelity® VIP Mid Cap Portfolio	___%
ING Goldman Sachs® Capital Growth Portfolio	___%
ING Goldman Sachs® Core Equity Portfolio	___%
ING JPMorgan Fleming International Portfolio	___%
ING JPMorgan Mid Cap Value Portfolio	___%
ING MFS Capital Opportunities Portfolio	___%
ING MFS Global Growth Portfolio	___%
ING OpCap Balanced Value Portfolio	___%
ING Oppenheimer Strategic Income Portfolio	___%
ING PIMCO Total Return Portfolio	___%
ING Salomon Brothers Aggressive Growth Portfolio	___%
ING Salomon Brothers Fundamental Value Portfolio	___%
ING Salomon Brothers Investors Value Portfolio	___%
ING T. Rowe Price Growth Equity Portfolio	___%
ING UBS U.S. Allocation Portfolio	___%
ING UBS U.S. Large Cap Equity Portfolio	___%
ING Van Kampen Comstock Portfolio	___%
ING Solution 2015 Portfolio	___%
ING Solution 2025 Portfolio	___%
ING Solution 2035 Portfolio	___%
ING Solution 2045 Portfolio	___%
ING Solution Income Portfolio	___%
ING American Century Select Portfolio	___%
ING Oppenheimer Global Portfolio	___%
ING Oppenheimer Strategic Income Portfolio	___%
ING Baron Small Cap Portfolio	___%
ING Van Kampen Equity and Income Portfolio	___%